                                                                    EXHIBIT 10.8

                                    AGREEMENT

      THIS AGREEMENT is dated the 15th day of March 2001 among Commonwealth Bancorp, Inc. (the "Company"), Commonwealth Bank (the "Bank"), a Pennsylvania chartered savings bank and a wholly owned subsidiary of the Company, and Charles
H. Meacham (the "Executive"). This Agreement shall be effective May 1, 2001.

                                   WITNESSETH

      WHEREAS, the Executive is presently Chairman of the Board and Chief Executive Officer of the Company and the Bank (together, the "Employers");

      WHEREAS, the Employers desire to be ensured of the Executive's continued participation in the business of the Employers, and the Employers desire to have this new Agreement supersede their respective current agreements with the Executive dated October 20, 1998;

      WHEREAS, the Executive desires to retire as Chief Executive Officer of the Company and the Bank effective May 1, 2001 and to continue as Chairman of the Board of the Company and as Corporate Secretary for both the Company and the Bank; and

      WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the terms of such employment;

      NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

      1. RETIREMENT AS CHIEF EXECUTIVE OFFICER. Effective May 1, 2001, the Executive agrees that he will retire as Chief Executive Officer of the Company and as Chief Executive Officer of the Bank.

      2. TERMINATION OF EMPLOYMENT AGREEMENT. Effective with his retirement as Chief Executive Officer of the Company and the Bank on May 1, 2001, the parties hereto agree that the Executive's employment agreement with the Company dated October 20, 1998 and his employment agreement with the Bank dated October 20, 1998 (collectively, the "1998 Employment Agreements") shall be terminated by mutual agreement. The Executive agrees that by electing early retirement he is voluntarily relinquishing all of his rights under the 1998 Employment Agreements.

      3. CONTINUATION AS A DIRECTOR OF THE COMPANY AND THE BANK. The parties hereto agree that the Executive shall continue to serve as a director of both the Company and the Bank, in each case at least until his term as a director of the Company and the Bank expires in 2003. Any extension beyond the expiration of such term in 2003 shall be subject to the mutual agreement of the parties.
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      4. CONTINUATION AS CHAIRMAN OF THE BOARD AND CORPORATE SECRETARY. The
parties hereto agree that the Executive shall continue to serve as Chairman of the Board of the Company and shall serve as Corporate Secretary of both the Company and the Bank, in each case at least until the Executive's term as a director of the Company and the Bank expires in 2003. Any extension beyond the expiration of such term in 2003 shall be subject to the mutual agreement of the parties. Under the Company's Bylaws, the Chairman is deemed to be an officer of the Company. The Executive agrees to make himself available to consultations with the President of the Company and the Bank with respect to all banking, transition and Board matters.

      5. HEALTH INSURANCE. The parties hereto agree that the Bank shall continue to provide health and accident insurance to the Executive and his spouse for a period of five years from May 1, 2001, with the coverage to be substantially identical to the coverage currently maintained by the Bank for the Executive. The coverage for the Executive's spouse shall continue even if the Executive dies prior to the expiration of such five-year period.

      6. AUTOMOBILE. The Company and the Bank agree to continue to provide the Executive with the use of his Bank-leased automobile until the expiration of the current lease in December 2001. During this period, the Company and the Bank agree to pay all costs associated with such automobile, including lease costs, registration, licensing and insurance.

      7. DURATION OF AND RIGHT TO EXERCISE STOCK OPTIONS. (a) The parties hereto agree that the duration of the Executive's stock options granted by the Company, and the Executive's right to exercise such stock options, shall not be affected in any way by the Executive's retirement as Chief Executive Officer effective May 1, 2001. For so long as the Executive remains as Chairman of the Board of the Company and Corporate Secretary of both the Company and the Bank, the duration of his stock options and the period of time that he has to exercise his stock options shall not be affected.

      (b) During his service as Chairman of the Board of the Company and Corporate Secretary of both the Company and the Bank, the Executive shall continue to vest in the ordinary course in his currently unexercisable stock options granted by the Company. In the event that the Executive's service as Chairman of the Board and Corporate Secretary terminates due to death, Disability or Retirement, or in the event there is a Change in Control of the Company (as such terms are defined in the Company's stock option plans), then all stock options then held by the Executive shall be deemed fully vested and exercisable in accordance with the terms of the Company's stock option plans.

      8. REQUIRED EXERCISE OF STOCK OPTIONS. The Executive agrees to exercise on or before May 31, 2001 a total of 102,610 incentive stock options that currently have an exercise price of $4.81 per share. The Executive further agrees to hold the 102,610 shares of the Company's common stock ("Common Stock") to be received upon such exercise for at least one year from the date of exercise, provided that there is no Change in Control of the Company (as defined in the October 20, 1998 Employment Agreements) during such one-year period.
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      9. CONTINUED VESTING OF RESTRICTED STOCK AWARDS. During his service as
Chairman of the Board of the Company and Corporate Secretary of both the Company and the Bank, the Executive shall continue to vest in the ordinary course in his currently unvested restricted stock awards granted by the Company. In the event that the Executive's service as Chairman of the Board and Corporate Secretary terminates due to death, Disability or Retirement, or in the event there is a Change in Control of the Company (as such terms are defined in the Company's restricted stock plans), then all unvested restricted stock awards then held by the Executive shall be deemed fully vested in accordance with the terms of the Company's stock plans.

      10. RIGHT TO SELL SHARES; RIGHT OF FIRST REFUSAL. Following the public release of the Company's earnings for the quarter ending March 31, 2001, the Executive shall have the right to sell up to 112,000 shares of Common Stock. Prior to any sale of such shares in the open market, the Executive shall give the Company a right of first refusal to purchase such shares at the then current market price by providing written notice to the Company of the number of shares to be sold and the then current market price per share. The Company shall have a period of three business days from the date of receiving notice from the Executive to exercise its right of first refusal.

      11. REQUIREMENT TO CONTINUE TO HOLD COMMON STOCK IN THE BANK'S VOLUNTARY INVESTMENT PLAN. The Executive agrees that he will continue to hold the 76,400 shares of Common Stock currently held in his account balance under the Bank's Voluntary Investment Plan, either by maintaining his account balance under the Voluntary Investment Plan or by holding such shares if the account balance is distributed to the Executive, for a period of five years from May 1, 2001, provided that (a) the Executive does not die during such five-year period, (b) there is no Change in Control of the Company (as defined in the October 28, 1998 Employment Agreements) during such five-year period, and (c) there is no failure to re-nominate or re-elect the Executive as a director of each of the Employers during such five-year period (excluding any voluntary resignation by the Executive).

      12. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. (a) The parties hereto agree that upon the retirement of the Executive as Chief Executive Officer of the Company and the Bank effective May 1, 2001, the Executive shall be entitled to receive early retirement benefits pursuant to Section 3.2 of the Bank's Supplemental Executive Retirement Plan, as amended effective January 1, 1998 (the "SERP"). The parties agree that the lump sum benefit as of the May 1, 2001 retirement date shall be $1,154,319.

      (b) In consideration of the Executive agreeing to continue to provide services as Chairman of the Board of the Company and as Corporate Secretary of both the Company and the Bank, and in consideration of the other provisions contained herein, the Employers increased the lump sum benefit set forth in
Section 12(a) above by $25,000, which amount the parties acknowledge is payment in full for such services.

      (c) The parties agree that the Employers shall contribute the requisite funds to the rabbi trust Deferred Compensation Trust Agreement of the Bank dated September 18, 1995, as amended
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                                       4


(the "Trust"), with respect to the above benefits on or before May 1, 2001. The Bank agrees that it will direct the trustee of the Trust to use the combined lump sum benefit of $1,154,319 to purchase an annuity which provides for a 10-year, certain benefit.

      (d) The Executive agrees to have his SERP benefits paid to him in the form of a 10-year, certain benefit.

      13. EMPLOYEE STOCK OWNERSHIP PLAN AND EXCESS BENEFIT PLAN. The parties hereto agree that the Executive shall not be entitled to any additional contributions to his accounts under the Company's Employee Stock Ownership Plan ("ESOP") and Excess Benefit Plan ("EBP") based upon his compensation. The Employers agree that the Executive is fully vested as to his account balances under the ESOP and the EBP, and the Executive shall be entitled to receive distributions from such plans in accordance with the terms of the plans.

      14. TARGET BENEFIT PLAN AND VOLUNTARY INVESTMENT PLAN. The parties hereto agree that no additional contributions shall be made to the Bank's Target Benefit Plan or Voluntary Investment Plan on behalf of or by the Executive on or after May 1, 2001. The Employers agree that the Executive is fully vested as to his account balances under the Target Benefit Plan and the Voluntary Investment Plan, and the Executive shall be entitled to receive distributions from such plans in accordance with the terms of the plans.

      15. NON-COMPETITION.

            (a) The Executive hereby agrees that from May 1, 2001 until three years after he ceases to be a director of either the Company or the Bank, the Executive will not (i) engage in the banking or financial services business other than on behalf of the Company or the Bank or their affiliates within the Market Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting service in any capacity to any firm, corporation or other entity (other than the Company or the Bank or their affiliates) engaged in the banking or financial services business in the Market Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer or member of the respective Board of Directors of the Company or the Bank or any of their affiliates to engage in any action prohibited under (i) or (ii) of this Section 15(a); provided that the ownership by the Executive as an investor of not more than five percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National Association of Securities Dealers, Inc., or the shares of any investment company as defined in Section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of the Executive's obligations under this Section 15(a).

            (b) The Executive acknowledges and agrees that irreparable injury will result to the Employers in the event of a breach of any of the provisions of this Section 15 (the "Designated Provisions") and that the Employers will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any
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other legal or equitable remedy the Employers may have, the Employers shall be entitled to the entry of a preliminary and permanent injunction to restrain the violation or breach thereof by the Executive or any affiliates, agents or any other persons acting for or with the Executive in any capacity whatsoever.

            (c) It is the desire and intent of the parties that the provisions of this Section 15 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 15 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this Section 15 shall be unenforceable with respect to scope, duration or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provided to the Employers, to the fullest extent permitted by applicable law, the benefits intended by this
Section 15.

            (d) As used herein, "Market Area" shall mean Berks, Bucks, Chester, Delaware, Lehigh, Montgomery and Philadelphia Counties in the State of Pennsylvania.

      16. MITIGATION; EXCLUSIVITY OF BENEFITS.

      (a) The Executive shall not be required to mitigate the amount of any payments and benefits hereunder by seeking other employment or otherwise.

      (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

      17. ASSIGNABILITY. The Employers may assign this Agreement and their rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of their assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any of his obligations hereunder.

      18. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:
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                                       6


      To the Bank:                Patrick J. Ward, President
                                  Commonwealth Bank
                                  2 West Lafayette Street
                                  Norristown, Pennsylvania 19401-4758

      To the Corporation:         Patrick J. Ward, President
                                  Commonwealth Bancorp, Inc.
                                  2 West Lafayette Street
                                  Norristown, Pennsylvania 19401-4758

      To the Executive:           Charles H. Meacham
                                  130 Three Ponds Lane
                                  Malvern, Pennsylvania 19355

      19. CONFIDENTIALITY. The Executive acknowledges that by virtue of his employment hereunder, he will maintain an intimate knowledge of the activities and affairs of the Employers, including confidential matters. As a result, the Executive agrees to maintain the confidentiality of all confidential information relating to the Employers during the term of employment hereunder and for a period of three years thereafter, provided that nothing in this Section 19 shall be deemed to prevent the Executive from either (a) being employed by any other corporation, firm or entity upon termination of the Executive's employment by the Employers as long as the Executive does not violate the foregoing prescription, or (b) responding to inquiries from regulatory authorities.

      20. ARBITRATION. The Executive and the Employers agree to submit to final and binding arbitration pursuant to the rules of the American Arbitration Association, any and all claims arising from the termination, for any reason, of the Executive's employment by the Employers including, but not limited to:

      (a) any and all claims for benefits (including without limitation health and welfare benefits);

      (b) any and all claims for wrongful discharge and breach of contract (whether express or implied), and implied covenants of good faith and fair dealing;

      (c) any and all claims for alleged employment discrimination on the basis of age, race, color, religion, sex, national origin, veteran status, disability and/or handicap, in violation of any federal, state or local statute, ordinance, judicial precedent or executive order, including but not limited to claims for discrimination under the following statutes: Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.2000 et. seq., the Civil Rights Act of 1866, 42 U.S.C. ss.1981, the Age Discrimination in Employment Act, as amended, 29 U.S.C. ss.621 et. seq., the Older Workers Benefit Protection Act, the Rehabilitation Act of 1972, as amended, 29 U.S.C. ss.701 et. seq., the Americans with Disabilities Act, 42 U.S.C. ss.12101 et. seq., and the Pennsylvania Human Relations Act, 43 P.S. ss.951 et. seq.;
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                                       7


      (d) any and all claims under any federal or state statute relating to employee benefits or pensions;

      (e) any and all claims in tort (including but not limited to any claims for misrepresentation, defamation, interference with contract or prospective economic advantage, intentional infliction of emotional distress and negligence); and

      (f) any and all claims for attorney's fees and costs.

      21. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      22. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania.

      23. NATURE OF OBLIGATIONS. Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder (other than Section 11 hereof), and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

      24. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      25. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      26. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      27. REGULATORY PROVISIONS. This Agreement shall be subject to the provisions of 12 C.F.R. ss.563.39(b), 12 U.S.C. ss.1828(k), 12 C.F.R. Part 359
and any successors to such provisions, to the extent that such provisions are applicable by their terms.
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                                       8


      28. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Employers and the Executive with respect to the matters agreed to herein. All prior agreements between the Employers and the Executive with respect to the matters agreed to herein, including without limitation the 1998 Employment Agreements are hereby superseded and shall have no force or effect.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                                 COMMONWEALTH BANCORP, INC.

_____________________________           By:_____________________________________
Patrick J. Ward, President                 Joseph E. Colen, Jr., Director and
                                             Member of the Compensation and
                                             Benefits Committee of the Board
                                             of Directors


Attest:                                 COMMONWEALTH BANK

_____________________________           By:_____________________________________
Patrick J. Ward, President                 Joseph E. Colen, Jr., Director and
                                             Member of the Compensation and
                                             Benefits Committee of the Board
                                             of Directors


Witness:                                EXECUTIVE

_____________________________           By:_____________________________________
Patrick J. Ward, President                 Charles H. Meacham